Exhibit 99.1

PRESS RELEASE, DATED April 19, 2024

EVe Mobility Acquisition Corp Receives NYSE Notice

Regarding Late Filing of Annual Report on Form 10-K

SANTA MONICA, CA, April 19, 2024 (GLOBE NEWSWIRE) -- EVe Mobility Acquisition Corp (the “Company”) (NYSE American: EVE), a special purpose acquisition company, announced today that the Company has received notice from NYSE Regulation (the “NYSE Notice”), stating that the Company is not in compliance with the continued listing standards of the NYSE American LLC (the “Exchange”) under the timely filing criteria included in Section 1007 of the NYSE American Company Guide (the “Company Guide”) because the Company failed to timely file its Annual Report on Form 10-K for the year ended December 31, 2023 (the “Delinquent Report”), which was due to be filed with the Securities and Exchange Commission (the “SEC”) no later than April 16, 2024 (the “Filing Delinquency”).

Reference is made to the Company’s Notification of Late Filing on Form 12b-25 (filed with the SEC on March 27, 2024) as amended through the filing of a Form 12b-25/A with the SEC on April 15, 2024, which describe the circumstances leading to the late filing of the Delinquent Report. Although the Company has dedicated significant resources to the completion of finalizing its consolidated financial statements and related disclosures for inclusion in the Delinquent Report, the Company was unable to file the Delinquent Report prior to April 16, 2024, the extension period provided by the 12b-25. Additional time is needed by the Company to complete its review of the financial statements included in the Delinquent Report to ensure a complete, accurate Delinquent Report. The Company intends to file the Delinquent Report as soon as practicable and in any event within the six-month period.

In accordance with Section 1007 of the Company Guide, the Company will have six months from the date of the Filing Delinquency (the "Initial Cure Period"), to file the Delinquent Report with the SEC. The Exchange will monitor the Company and the status of the Delinquent Report and any subsequent delayed filings, including through contact with the Company, until the Filing Delinquency is cured. If the Company fails to file the Delinquent Report during the Initial Cure Period, the Exchange may, in its sole discretion, grant an up to six-month additional cure period (the "Additional Cure Period"). The Company can regain compliance with the Exchange’s continued listing standards at any time during the Initial Cure Period or Additional Cure Period, as applicable, by filing the Delinquent Report and any subsequent delayed filings with the SEC. If the Exchange determines that an Additional Cure Period is not appropriate, suspension and delisting procedures will commence in accordance with the procedures set out in Section 1010 of the Company Guide. If the Exchange determines that an Additional Cure Period is appropriate and the Company fails to file the Delinquent Report and any subsequent delayed filings by the end of that period, suspension and delisting procedures will generally commence.

Notwithstanding the foregoing, however, the Exchange may, in its sole discretion, decide (i) not to afford the Company any Initial Cure Period or Additional Cure Period, as the case may be, at all or (ii) at any time during the Initial Cure Period or Additional Cure Period, to truncate the Initial Cure Period or Additional Cure Period, as the case may be, and immediately commence suspension and delisting procedures if the Company is subject to delisting pursuant to any other provision of the Company Guide, including if the Exchange believes, in the its sole discretion, that continued listing and trading of the Company’s securities on the Exchange is inadvisable or unwarranted in accordance with Sections 1001 through 1006 thereof.

The Company intends to regain compliance with the Exchange's continued listing standards. There can be no assurance that the Company will ultimately regain compliance with all applicable Exchange listing standards.

About EVe Mobility Acquisition Corp

EVe Mobility Acquisition Corp is a blank check company whose business purpose is to effect a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses.

Forward-Looking Statements

Certain statements contained in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, such as statements relating to future actions, our share repurchase program and capital allocation strategy, business plans, strategic partnerships, growth initiatives, objectives and prospects, future operating or financial performance, guidance and expected new business relationships and the terms thereof (including estimated potential revenue under new or existing contracts). The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “goal,” “expect,” “strategy,” “future,” “likely,” variations of such words, and other similar expressions, as they relate to the Company, are intended to identify forward-looking statements. Forward-looking statements are subject to factors, risks and uncertainties that could cause actual results to differ materially, including, but not limited to, our ability to successfully execute on our growth initiatives and strategic partnerships, our ability to enter into definitive agreements for the new business relationships on expected terms or at all, our ability to generate estimated potential revenue amounts under new or existing contracts, the uncertain impact of the COVID-19 pandemic, our dependence on estimates of collectible revenue, potential litigation, changes in third-party reimbursement processes, changes in law, global financial conditions and recessionary risks, rising inflation and interest rates, supply chain disruptions, systemic pressures in the banking sector, including disruptions to credit markets, the Company's ability to remediate its previously disclosed material weaknesses in internal control over financial reporting, contributions from acquired businesses or new business lines, products or services and other risk factors disclosed in the Company’s most recent annual report on Form 10-K and, to the extent applicable, quarterly reports on Form 10-Q. All forward-looking statements made in this press release speak only as of the date hereof. We do not undertake any obligation to update any forward-looking statements to reflect future events or circumstances, except as required by law.

Contact:

info@evemobility.com